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                                                                Rule 424(b)(3)
                                                                    333-112274


            Addendum to Prospectus Supplement Dated July 28, 2005

                                                   Dated:  December 15, 2005

                               STATE OF ISRAEL
                                $3,350,000,000
                             THIRD JUBILEE ISSUE
                          DOLLAR BONDS (FIXED RATE)
                    ______________________________________

The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the Sales Period commencing on December 15, 2005 and terminating on December 31, 2005 is:

         Series A (Five Years): 4.85%    Series B (Ten Years): 5.15%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by December 23, 2005.